AMENDMENT NUMBER 3
                           TO PARTICIPATION AGREEMENT

WHEREAS, Security Benefit Life Insurance Company (the "Company"), Oppenheimer Variable Account Funds (the "Fund") and OppenheimerFunds, Inc. (the "Adviser") are parties to a Participation Agreement dated May 1, 2003 (the "Agreement"); and

WHEREAS, terms of the Agreement contemplate that Accounts and Contracts of the Company that are eligible to purchase Designated Portfolios of the Fund may be changed from time to time by amending Schedule A to the Agreement; and

WHEREAS, the parties wish to add certain Accounts and Contracts to the Agreement by deleting the existing Schedule A and replacing it with the Schedule A attached hereto; and

WHEREAS, capitalized terms used but not defined herein, shall have the meaning given them in the Agreement; and

WHEREAS, all other terms of the Agreement shall remain in full force and effect;

NOW, THEREFORE, the parties agree to delete the existing Schedule A to the Agreement and replace it with the Schedule A attached hereto.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment #3 to the Agreement to be executed in its name and on its behalf by its duly authorized representative effective October 1, 2006.

Security Benefit Life Insurance Company
                                                       By its authorized officer
                                                       By:
                                                       Title:
                                                       Date:

Oppenheimer Variable Account Funds
                                                       By its authorized officer
                                                       By:
                                                       Title:
                                                       Date:


OppenheimerFunds, Inc.
                                                       By its authorized officer
                                                       By:
                                                       Title:
                                                       Date:

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                                   SCHEDULE A

ACCOUNT(S) CONTRACT(S) DESIGNATED PORTFOLIO(S)

SBL Variable Annuity Account   SecureDesigns       Oppenheimer Main Street Small
XIV                            Variable Annuity    Cap Fund/VA-Service

SBL Variable Annuity Account   AdvanceDesigns      Oppenheimer Main Street Small
XIV                            Variable Annuity    Cap Fund/VA-Service

SBL Variable Annuity Account   AdvisorDesigns      Oppenheimer Main Street Small
XIV                                                Cap Fund/VA-Service

SBL Variable Annuity Account   EliteDesigns        Oppenheimer Main Street Small
XIV                                                Cap Fund/VA-Service

Variflex Separate Account      Variflex            Oppenheimer Main Street Small
                                                   Cap Fund/VA-Service

Variflex Separate Account      Variflex ES         Oppenheimer Main Street Small
                                                   Cap Fund/VA-Service

SBL Variable Annuity Account   Variflex LS         Oppenheimer Main Street Small
VIII                                               Cap Fund/VA-Service

SBL Variable Annuity Account   Variflex Signature  Oppenheimer Main Street Small
VIII                                               Cap Fund/VA-Service

SBL Variable Annuity Account   Variflex Extra      Oppenheimer Main Street Small
VIII                           Credit              Cap Fund/VA-Service

SBL Variable Annuity Account   ClassicStrategies   Oppenheimer Main Street Small
XVII                                               Cap Fund/VA-Service

SBL Variable Annuity Account   ThirdFed            Oppenheimer Balanced Fund/VA-
XVII                                                    Initial